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                   UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549



_______________________________________________________________________________

                                       FORM 8-K

                                    CURRENT REPORT

        PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934




May 2, 1997
Date of Report (Date of earliest event reported)
________________________________________________________________________________


                         INTEGRATED MEASUREMENT SYSTEMS, INC.
                (Exact name of registrant as specified in its charter)

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
OREGON                                                            93-0840631
(State or other jurisdiction of incorporation or organization)    (I.R.S. Employer Identification No.)

                             Commission File No. 0-26274

9525 S.W. GEMINI DRIVE, BEAVERTON OR                              97008
(Address of principal executive officers)                         (zip code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:               (503) 626-7117

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________________________________________________________________________________


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ITEM 5.  OTHER EVENTS

    Press Releases

    Milton R. Smith Joins Integrated Measurement Systems as Member of IMS Board of Directors
         On May 2, 1997, Integrated Measurement Systems, Inc. announced the addition of Milton R. Smith as a member of the IMS board of directors. Full text is attached to this report as Exhibit 99a.

    IMS Selects Ya-Man Ltd. as the Exclusive Distributor of IMS Products in
         Japan
         On May 20, 1997, Integrated Measurement Systems, Inc. announced the selection of Ya-Man Ltd., a Tokyo, Japan distributor of IC production and test systems as its sole distributor in Japan. Ya-Man will provide sales, marketing, applications engineering and customer service support for IMS' product line of engineering Test Stations, including the XL Family, the ATS and XTS Advanced Digital Test Stations, and the MSTS Mixed-Signal Test Station. Full text is attached to this report as Exhibit 99b.

    VLSI Research Inc. 10 BEST Award for Test and Material Handling Equipment
         Customer Satisfaction.
         On June 18, 1997, Integrated Measurement Systems, Inc. announced that, for the fourth consecutive year, it has received the VLSI Research Inc. 10 BEST Award for Test and Material Handling Equipment in Customer Satisfaction. These Awards are presented annually to semiconductor manufacturing equipment suppliers who achieve overall excellence in ratings by their customers. Full text is attached to this report as Exhibit 99c.


ITEM 6. EXHIBITS

    (exhibit reference numbers refer to Item 601 of Regulation S-K)

    99a.   Press Release -- IMS Announces a New Member to IMS Board of
           Directors.

    99b. Press Release -- IMS Selects Ya-Man Ltd. as the Exclusive Distributor of IMS Products in Japan

    99c. Press Release -- VLSI Research Inc. 10 BEST Award for Test and Material Handling Equipment Customer Satisfaction.


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                                  SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on June 25, 1997.

                   INTEGRATED MEASUREMENT SYSTEMS, INC.
                   (Registrant)

                   /s/   Sar Ramadan
                   -------------------------
                   Sar Ramadan
                   Chief Financial Officer